UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 6, 2019 (July 31, 2019)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices and zip code)
(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Global Select Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange, Inc.
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange, Inc.
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange, Inc.

Item 1.01	Entry into a Material Definitive Agreement
On July 31, 2019, the Company and AmTrust International Insurance Ltd. (“AII”), a subsidiary of AmTrust Financial Services, Inc. (“AmTrust”) entered into a Commutation Agreement and Release (“Commutation Agreement”) relating to certain workers’ compensation loss reserves.
On July 31, 2019, the Company and Cavello Bay Reinsurance Limited (“Cavello”), a subsidiary of Enstar Group Limited (“Enstar”) entered into an Adverse Development Cover Agreement, effective January 1, 2019 (the “ADC”), pursuant to the Master Agreement entered into between the Company and Enstar on March 1, 2019 (the “Master Agreement”).
On July 31, 2019, the Company’s subsidiary, Maiden Reinsurance Ltd. (“Maiden Re”) entered into a Master Collateral Agreement (the “MCA”) with Cavello, AmTrust, AII and Technology Insurance Company, Inc., pursuant to the Master Agreement.
On July 31, 2019, the Company and AII entered into the Post-Termination Endorsement No. 1 (the “Post-Termination Endorsement”) to the Amended and Restated Quota Share Reinsurance Agreement (the “Quota Share”) to (a) enable operation of the transactions contemplated by the Master Agreement, and (b) amend the program loss corridor between the Company and AmTrust pursuant to the terminated Quota Share.
The foregoing description of the Post-Termination Endorsement together with the descriptions contained in the press release attached hereto as Exhibit 99.1 regarding the Commutation Agreement, the ADC, the MCA and the Post-Termination Endorsement do not purport to be complete and are qualified in their entirety by reference to each such agreement to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Item 1.02	Termination of a Material Definitive Agreement
On July 31, 2019, the Company, Maiden Holdings North America, Ltd., Maiden Reinsurance North America, Inc. (“MRNA”), Maiden Reinsurance Ltd. (“Maiden Re”), Enstar, Cavello and Enstar Holdings (US) LLC entered into a Settlement and Commutation Agreement to resolve certain balances due under the sale of MRNA which included the termination of the Excess of Loss Agreement, dated as of December 27, 2018, among the Company, Maiden Re, MRNA and Cavello.

Item 8.01	Other Events
On August 5, 2019, the Company issued a press release announcing the completion of the loss portfolio and adverse development agreement with Enstar pursuant to the Master Agreement, which press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Exhibits

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of the Company, dated August 5, 2019, issued by Maiden Holdings, Ltd.

A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 6, 2019	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary
EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 5, 2019

Exhibit 99.1

PRESS RELEASE

Maiden Holdings Announces Completion of Series of Strategic Transactions Strengthening Its Capital Position

PEMBROKE, Bermuda (Business Wire) - August 6, 2019 - Maiden Holdings, Ltd. (NASDAQ:MHLD, “Maiden” or the “Company”) today announced it had entered into a series of strategic transactions which have materially improved its capital position. The transactions completed include:

•	A loss portfolio transfer and adverse development agreement (“LPT/ADC”) with Enstar Group Limited (NASDAQ:ESGR, “Enstar”) pursuant to the previously announced Master Agreement;

•	A $330.7 million commutation agreement (“Commutation”) of certain workers’ compensation loss reserves to AmTrust Financial Services, Inc. (“AmTrust”); and

•	Entry into a Post-Termination Endorsement with AmTrust to:

◦	Enable operation of the LPT/ADC and supporting collateral agreements; and

◦
Amend the program loss corridor between Maiden and AmTrust pursuant to the terminated Amended and Restated Quota Share Agreement (the “AmTrust QS Agreement”) between Maiden’s Bermuda operating company, Maiden Reinsurance Ltd. (“Maiden Bermuda”) and AmTrust International Insurance, Ltd. (“AII”); and

•
Resolution with Enstar related to balances due under the sale of Maiden Reinsurance North America, Inc. (“MRNA”), which closed on December 27, 2018, including cancellation of the $25 million excess of loss reinsurance contract between Maiden Bermuda and Enstar on the MRNA loss reserves included in that transaction.

“The transactions completed today represent another significant milestone for Maiden as we continue to stabilize and strengthen the business in the wake of our 2017 and 2018 results,” said Lawrence F. Metz, Maiden’s President and Chief Executive Officer. “The successful closing of these agreements culminates a series of decisive actions taken since the second half of 2018 to de-risk Maiden’s balance sheet and improve the Company’s ability to create incremental shareholder value. We remain committed to working on the steps necessary to advance Maiden’s recovery.”

Patrick J. Haveron, Maiden’s Chief Financial Officer and Chief Operating Officer added, “The combined effects of the LPT/ADC and the newly announced Commutation significantly strengthens our solvency ratios and further positions Maiden to execute future steps along our path to recovery. Our ratios now exceed not only the minimum levels established by the Bermuda Monetary Authority (“BMA”), but its target levels as well. As our capital position continues to stabilize and the amount of capital required to operate Maiden continues to decline, we expect our solvency ratios to continue to improve throughout 2019 and beyond.”

LPT/ADC

All necessary regulatory approvals have been received for the LPT/ADC between Maiden Bermuda and Cavello Bay Reinsurance Limited (“Cavello Bay”), Enstar’s Bermuda operating company. Under the LPT/ADC, Cavello Bay will assume liabilities for loss reserves as of December 31, 2018 associated with the AmTrust QS Agreement in excess of a $2.178 billion retention up to $600.0 million, in exchange for a premium of $445 million. The LPT/ADC provides Maiden Bermuda with $155.0 million in adverse development cover over its carried AmTrust reserves at December 31, 2018.

The LPT/ADC was modified from the previously announced limit of $675 million in exchange for $500 million, and the modified LPT/ADC now covers only the AmTrust QS Agreement, as the parties mutually agreed.

Pursuant to the terms of the LPT/ADC, Maiden Bermuda, Cavello Bay and AmTrust and certain of its affiliated companies have entered into a Master Collateral Agreement (“MCA”) to define and enable the operation of collateral provided under the AmTrust QS Agreement. Under the MCA, Cavello Bay, on behalf of Maiden Bermuda, will provide letters of credit (“LOCs”) to AmTrust in an amount representing Cavello Bay’s obligations under the LPT/ADC. As these LOCs will replace other collateral currently provided directly by Maiden Bermuda to AmTrust, the MCA coordinates the collateral protection that will be provided to AmTrust to ensure that no gaps in collateral funding occur by operation of the LPT/ADC and related MCA.

Settlement of funding will occur no later than August 12, 2019 and Maiden will pay Enstar approximately $7.3 million in interest related to the LPT/ADC premium back to January 1, 2019.

Commutation Agreement

Concurrent with the execution of the LPT/ADC, Maiden Bermuda and AII entered into the Commutation covering the following business reinsured by Maiden Bermuda under the AmTrust QS Agreement (“Commuted Business”):

•	All losses incurred in Accident Year 2017 and Accident Year 2018 under California workers’ compensation policies issues by AII’s affiliates; and

•	All losses incurred in Accident Year 2018 under New York workers’ compensation policies issues by AII’s affiliates.
The commutation payment from Maiden Bermuda to AII is the sum of the net ceded reserves in the amount of $330.7 million with respect to the Commuted Business as of December 31, 2018, less payments in the amount of $17.9 million made by the Maiden Bermuda with respect to the Commuted Business from January 1, 2019 through the effective date of the Commutation.

The Commuted Business does not include any business (i) classified by AII or its affiliates as Specialty Program or Specialty Middle-Market business or (ii) issued by a Republic Group company. A “Republic Group company” means any AII affiliate which also is a direct or indirect subsidiary of Republic Companies, Inc.

Settlement of funding will occur no later than August 12, 2019 and Maiden will pay AmTrust approximately $6.1 million in interest related to the commuted reserves back to January 1, 2019.

Maiden received a no objection letter from the BMA regarding the Commutation Agreement.

Post-Termination Endorsement - AmTrust Quota Share Agreements

As a result of entering into both the LPT/ADC and the MCA, certain post-termination endorsements (“Post-Termination Endorsement”) to the AmTrust QS Agreement were required.

The Post-Termination Endorsement enables the operation of both the LPT/ADC and MCA by making provision for certain forms of collateral, including LOCs provided by Cavello Bay on Maiden Bermuda’s behalf. In addition, the Post-Termination Endorsement further defines the permitted use and return of collateral.

The Post-Termination Endorsement also increases the required funding percentage for Maiden Bermuda’s under the collateral arrangements between the parties from 102% to 105% of its obligations, subject to a minimum excess funding requirement of $54 million, as may be mutually amended by the parties from time to time. Under certain defined conditions, Maiden Bermuda may be required to increase this funding percentage to 110%.

Finally, as part of the Post-Termination Endorsement, the parties amended the existing loss corridor under the AmTrust QS Agreement to now include a maximum amount of $40.5 million, the amount carried by Maiden for this loss corridor coverage as of March 31, 2019. The loss corridor retained by AII applies to loss amounts above and below specified loss ratios for certain specialty program business as defined in the AmTrust QS Agreement. Any development over and above this maximum amount will be subject to the coverage of the LPT/ADC, subject to the terms thereof.

Resolution with Enstar of Balances Related to Sale of MRNA Transaction

Maiden completed the sale of MRNA to Enstar on December 27, 2018 for a price of $286.5 million, subject to post-closing adjustments. In conjunction with the completion of the LPT/ADC, Maiden and Enstar have waived the post-closing adjustments procedures subject to that agreement and have also agreed to cancel the $25 million excess of loss reinsurance agreement that Maiden Bermuda provided to Enstar in relation to the MRNA loss reserves acquired by Enstar. As a result of these agreements, Maiden will recognize a net charge in its results of operations for the three months ended June 30, 2019 of $16.7 million.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden expects to report its financial results for the second quarter and six months ended June 30, 2019 after the market closes on August 9, 2019.
Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 as updated in periodic filings with the SEC. However these factors should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com